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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) incorporated by reference in this Registration Statement on Form N-14 for the merger of Hartford U.S. Government Money Market Fund, Inc. into HVA Money Market Fund, Inc.


                                        ARTHUR ANDERSEN LLP




Hartford, Connecticut
March 12, 1997